                                                                      Exhibit 22

                CERTIFICATE AND REPORT OF INSPECTOR OF ELECTIONS

         I, the undersigned, duly appointed Inspector of Election of Revco D. S., Inc., DO HEREBY CERTIFY that:

         An Annual Meeting of Stockholders of Revco D. S., Inc. (the "Company") was held at The Ritz-Carlton located in Cleveland, Ohio on Tuesday, September 24, 1996, at 11:30 a.m., pursuant to due notice.

         According to the certified list of stockholders which was presented at the Meeting, there were 67,861,049 shares of Common Stock of the Company outstanding and entitled to vote at the Annual Meeting of Stockholders.

         There were present at the Meeting in person or by proxy the holders of 58,012,966 votes, said votes constituting a quorum and more than a majority of the outstanding shares entitled to vote.

         The undersigned inspected the signed proxies and ballots used at the Meeting and found the same to be in proper form. The following is a record of the votes cast in the Election of Directors of the Company:

                              Votes For       Votes Withheld          % Voting For
                              ---------       --------------          ------------
   Carl A. Bellini            57,369,844          643,122                98.89%
   Livio M. Borghese          57,836,354          176,612                99.70%
   William Campbell           57,838,917          174,049                99.70%
   Rodney F. Dammeyer         57,359,084          653,882                98.87%
   Talton R. Embry            57,769,661          243,305                99.58%
   Ben Evans                  57,840,380          172,586                99.70%
   John V. Guttag             57,838,683          174,283                99.70%
   D. Dwayne Hoven            57,593,166          419,800                99.28%
   Walter B. Reinhold         57,616,630          396,336                99.32%
   Sheli Z. Rosenberg         57,198,916          814,050                98.60%
   Thomas O. Thorsen          57,612,052          400,914                99.31%
   Samuel Zell                56,455,409        1,557,557                97.32%


         Accordingly, the individuals named above were declared to be duly elected Directors of the Company until the next Annual Meeting of Stockholders or until their earlier resignation or removal.

         The following is a record of the votes cast in respect of the proposal to approve modifications to the Bonus Component of the Revco D. S., Inc. Executive Compensation Program:

                               Number of            Eligible             Actually
                               Votes Cast           to be Cast           Cast
                               ----------           ----------           --------
    For                        55,619,458              81.96%             95.87%
    Against                     2,217,029               3.27%              3.82%
    Abstain                       176,479               0.26%              0.30%
    Broker Non-Vote                     0               0.00%              0.00%

         Accordingly, the proposal described above was declared to be duly adopted by the stockholders of the Company.

         IN WITNESS WHEREOF, I have made this Certificate and have hereunto set my hand this 24th day of September, 1996.

                                   /s/ KATHRYN M. GALLAGHER
                                   --------------------------------------------
                                   Kathryn M. Gallagher, Inspector of Elections

STATE OF OHIO              )
                           )
COUNTY OF CUYAHOGA         )

         On this 24th day of September, 1996, before me personally appeared Kathryn M. Gallagher, known to me to be the individual described in and who executed the foregoing certificate, and she duly acknowledged to me that she executed the same.

                                   /s/  Debra A. Kindred
                                   --------------------------------------------
                                           Notary Public - State of Ohio


                                      My Commission Expires:    10/23/99
                                                             ----------------